As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GSC ACQUISITION COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	6770	20-5779392
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	500 Campus Drive, Suite 220 Florham Park, NJ 07932 (973) 437-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

PETER FRANK Chief Executive Officer GSC Acquisition Company 500 Campus Drive, Suite 220 Florham Park, NJ 07932 (973) 437-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
DEANNA L. KIRKPATRICK Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000		ANN F. CHAMBERLAIN Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 (212) 705-7202

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-138832
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant (2)	3,450,000 Units	$10.00	$34,500,000	$1,059.15
Common Stock included in the Units (2)	3,450,000 Shares	—	—	— (3)
Warrants included in the Units (2)	3,450,000 Warrants	—	—	— (3)

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes 450,000 Units, consisting of 450,000 shares of Common Stock and 450,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.  The $34,500,000 proposed maximum aggregate offering price is in addition to the $172,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-138832).  A registration fee was previously paid in connection with that Registration Statement.
(3) No fee pursuant to Rule 457(g).

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-138832

GSC Acquisition Company (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-138832) declared effective on June 25, 2007 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Ernst & Young LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	Powers of Attorney (included by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of GSC Acquisition Company, File No. 333-138832)

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of June, 2007.

GSC Acquisition Company

By: /s/ Peter R. Frank
Peter R. Frank
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Alfred C. Eckert III	Chairman	June 25, 2007

/s/Peter R. Frank
Peter R. Frank	Chief Executive Officer and Director (Principal Executive Officer and Principal Accounting and Financial Officer)	June 25, 2007

*
Matthew C. Kaufman	President and Director	June 25, 2007

*
James K. Goodwin	Director	June 25, 2007

*
Richard A. McKinnon	Director	June 25, 2007

*
Edward A. Mueller	Director	June 25, 2007

* /s/ Peter R. Frank
      Peter R. Frank
      Attorney-in-fact

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Ernst & Young LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	Powers of Attorney (included by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of GSC Acquisition Company, File No. 333-138832)